EXHIBIT 99.1

Sentient Brands Holdings Inc. Enters into

Definitive Share Exchange Agreement with AIG F&B, Inc.

AIG-F&B, Inc. plans to launch a global, vertically integrated food and beverage manufacturing and distribution business

Acquisition is expected to be highly synergistic and accretive

New York, NY, September 11, 2024 (GLOBE NEWSWIRE) — Sentient Brands Holdings Inc. (OTC Markets: SNBH) (“Sentient Brands” and the “Company”) (www.sentientbrands.com), a next-level product and brand development company with a strategic mission to develop and market high value products and services, today announced that it has entered into a definitive share exchange agreement (the “Agreement”) with AIG-F&B, Inc. (“AIG”) as part of the Company’s M&A strategy. Under the terms of the Agreement, Sentient Brands will acquire AIG in exchange for shares of common stock of the Company in accordance with an earnout schedule, with the transaction expected to close on or before November 1, 2024. Upon the closing of the transaction, AIG will become a wholly owned subsidiary of the Company.

AIG’s current shareholders, American Industrial Group, Inc. and its affiliates (collectively, “AIG Group”), represent a global network of vertically integrated food and beverage manufacturing companies. AIG Group operates eight factories and 170 distributors across 22 countries, supplying products to major U.S. and international big-box retailers and distributors, with several of their product lines holding Organic and Kosher certifications. In line with its business plan, AIG plans to launch a global, vertically integrated food and beverage manufacturing and distribution business, based on AIG Group’s proven, cash flow-positive product lines and business models.

The Company’s Chief Operating Officer, George Furlan, stated, “We are pleased to announce this transformative potential acquisition, as we believe that AIG’s planned business venture would be highly synergistic with our existing product and brand development business, and we anticipate meaningful operation efficiency through the integration of our two organizations.” Mr. Furlan continued, “If consummated, our acquisition of AIG could potentially establish Sentient Brands as an international enterprise with global reach and distribution capabilities within the food and beverage industries, which we expect could be highly accretive for our shareholders.”

Sergey Knazev, interim CEO of AIG, further noted, “We are thrilled to join forces with Sentient Brands, leveraging AIG Group’s cutting-edge product lines, advanced technology, and robust manufacturing and distribution expertise. This prospective partnership could provide a turnkey solution for AIG Group’s proven food and beverage brands and potentially offer significant access to the U.S. and global markets. Together with the Sentient Brands platform, we are committed to driving innovation and delivering high-quality products to a worldwide audience.”

Additional details of the transaction are available in the Company’s Form 8-K, which has been filed with the Securities and Exchange Commission and is available at www.sec.gov.

About Sentient Brands Holdings Inc.

Sentient Brands Holdings Inc. (“Sentient Brands” and the “Company”) (www.sentientbrands.com) is a next-level product and brand development company with a strategic mission to develop and market world-class products and services. Guided by the ethos, “We build brands people love,” Sentient Brands is led by accomplished professionals deeply rooted in brand-building expertise. The Company strives to cultivate a high-performance culture, enrich the lives of its consumers, and add value to its shareholders.

For more information on Sentient Brands Holdings Inc.:

www.sentientbrands.com

www.instagram.com/sentientbrandsholdings/?ref=bklyner.com

About AIG-F&B, Inc.:

AIG-F&B, Inc.’s current shareholders, American Industrial Group, Inc. and its affiliates (collectively, “AIG Group”), represent a group of international, vertically integrated food and beverage manufacturing companies, comprising eight factories and 170 distributors across 22 countries, who market and sell products through various U.S. and international big-box retailers and distributors, with several product lines holding Organic and Kosher certifications. In line with its business plan, AIG-F&B, Inc. intends to launch a global, vertically integrated food and beverage manufacturing and distribution business, based on AIG Group’s proven, cash flow-positive product lines and business models.

About American Industrial Group, Inc.:

American Industrial Group, Inc. and its affiliates (collectively, “AIG Group”), is a group of global, vertically integrated, food and beverage products manufacturers, encompassing eight factories (the oldest of which was established in 1944), U.S. co-packing and manufacturing operations, and 170 distributors spanning 22 countries. AIG Group epitomizes “quality guaranteed from seed-to-shelf”.

For more information on AIG Group:

www.Aigfb.com

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements. This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Sentient Brands Holdings Inc.

646-202-2897

info@sentientbrands.com